As filed with the Securities and Exchange Commission on September 28, 2015

Registration No. 333-186064

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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POST-EFFECTIVE AMENDMENT NO. 2

TO

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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RED MOUNTAIN RESOURCES, INC.

(Exact name of registrant as specified in its charter)

Texas	27-1739487
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2515 McKinney Avenue, Suite 900 Dallas, Texas	75201
(Address of Principal Executive Offices	(Zip Code)

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Red Mountain Resources, Inc.

2012 Long-Term Incentive Plan

(Full title of the plan)

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Alan W. Barksdale

Chief Executive Officer

2515 McKinney Avenue, Suite 900

Dallas, Texas 75201

(Name and address of agent for service)

(214) 871-0400

(Telephone number, including area code, of agent for service)

with copies of communications to:

Garrett A. DeVries

Yuki P. Whitmire

Akin Gump Strauss Hauer & Feld LLP

1700 Pacific Avenue, Suite 4100

Dallas, Texas 75201

(214) 969-2800

(214) 969-4343 (fax)

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Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” an2 “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	□	Accelerated filer	☒

Non-accelerated filer	□	Smaller reporting company	□
(Do not check if a smaller reporting company)

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Explanatory Note

The Registrant is filing this Post-Effective Amendment No. 2 (“Post-Effective Amendment”) to the Registration Statement on Form S-8 Registration No. 333-186064 (the “Registration Statement”), filed on January 16, 2013, as amended by Post-Effective Amendment No. 1 filed on February 21, 2014, for the 820,000 shares of common stock issuable to participants in the Company’s 2012 Long-Term Incentive Plan.

In accordance with an undertaking made by the Registrant in the Registration Statement to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statement that have not been sold at the termination of the offering, the Registrant hereby amends the Registration Statement to deregister the 820,000 shares remaining and unsold under the Registration Statement. The securities are being removed from registration because the securities are no longer being offered or sold pursuant to the Registration Statement.

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SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on September 28, 2015.

RED MOUNTAIN RESOURCES, INC.

By:	/s/ Alan W. Barksdale
Alan W. Barksdale Chief Executive Officer

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.

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